EXHIBIT 10.2


                                 LOAN AGREEMENT

                                     between

                THE DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO

                                       and

                               KAHIKI FOODS, INC.

                                      Dated

                                      as of

                                December 1, 2002

                       (OHIO ENTERPRISE BOND FUND PROGRAM)

                                      INDEX

                      (The Index is not a part of this Loan
                    Agreement and is only for convenience of
                                   reference).

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.1 Use of Defined Terms. . . . . . . . . . . . . . . . . . . . . . ...2
Section 1.2 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.3 Certain Words and References. . . . . . . . . . . . . . . . . . .. 8

ARTICLE II. DETERMINATION AND REPRESENTATIONS. . . . . . . . . . . . . . . .  10
Section 2.1 Determinations of the Director. . . . . . . . . . . . . . . . . . 10
Section 2.2 Representations and Warranties of the Company. . . . . . . . . . .10

ARTICLE ill COMMENCEMENT AND COMPLETION OF THE PROJECT. . . . . . . . . . . . 13
Section 3.1 Provision of the Project. . . . . . . . . . . . . . . . . . . . . 13
Section 3.2 Deposits to the Project Fund. . . . . . . . . . . . . . . . . . . 13
Section 3.3 Disbursements from the Project Fund. . . . . . . . . . . . . . .  13
Section 3.4 Establishment of Completion Date. . . . . . . . . . . .. . . . .  14
Section 3.5 Company Required to Pay Costs in Event Project Fund Insufficient. 14
Section 3.6 Plans and Specifications: Inspections. . . . . . . . . . . . . .  15
Section 3.7 Investment of Project Fund, Primary Reserve Account
or Collateral Proceeds Account. . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.8 Conditions to Deposit of the State Assistance. . . . . . . . . .  15

ARTICLE IV STATE ASSISTANCE AND REPAYMENT . . . . . . . . . . . . . . . . . . 18
Section 4.1 State Assistance. . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 4.2 Company Payments for the State Assistance. . . . . . . . . . . .  18
Section 4.3 Place of Payments . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 4.4 Primary Reserve Account. . . . . . . . . . . . . . . . . . . . .  19
Section 4.5 Obligation of the Company Hereunder Unconditional. . . . . . . .  20

ARTICLE V MAINTENANCE, TAXES AND INSURANCE . . . . . . . . . . . . . . . . .  21
Section 5.1 Maintenance and Modifications of Project by the Company. . . . .  21
Section 5.2 Removal of Project Equipment. . . . . . . . . . . . . . . . . . . 21
Section 5.3 Indemnification by the Company. . . . . . . . . . . . . . . . . . 21
Section 5.4 Taxes, Other Governmental Charges and Utility Charges. . . . . .  22
Section 5.5 Insurance Required. . . . . . . . . . . . . . . . . . . . . . . . 23
Section 5.6 Additional Provisions Respecting Insurance. . . . . . . . . . . . 23
Section 5.7 Application of Net Proceeds of Insurance .... . . . . . . . . . . 23
Section 5.8 Public Liability Insurance. . . . . . . . . . . . . . . . . . . . 23
Section 5.9 Advances. . . . . . . .. . . . . . . . . . . . . . . . . . . . . .24
Section 5.1 0 Environmental Matters. . . . . . . . . . . . . . . . . . . . . .24

ARTICLE VI DAMAGE, DESTRUCTION AND CONDEMNATION. . . . . . . . . . . . . . . .27
Section 6.1 Damage and Destruction. . . . . . . . . . . . . . . . . . . . . . 27
Section 6.2 Eminent Domain. . . . . . . . . . . . . . . . . . . . . . . . . . 27
ARTICLE VII SPECIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .  29
Section 7.1 No Warranty of Condition or Suitability. . . . . . . . . . . . .  29
Section 7.2 Right of Access to the Project. . . . . . . . . . . . . . . . . . 29
Section 7.3 Information Concerning Operations. . . . . . . . . . . . . . . .  29
Section 7.4 Affirmative Covenants of the Company. . . . . . . . . . . . . . . 29
(a)Taxes and Assessments. . . . . . . . . . . . . . . . . . . . . . . . . . ..29
(b) Maintain Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
(c) Maintain Property. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
(d) Maintain Insurance. . . . . . . . . . . . . . . . . .. . . . . . . . . .  30
(e) Furnish Information. .. . . . . . . . . . . . . . . . . . . . . . . . . . 30
(f) Deliver Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
(g) Inspection Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
(h) Zoning Planning and Environmental Regulations. . . . . . . . . . . . . .  31
(i) Use of Project Fund Moneys. . . . . . . . . . . . . . . . . . . . . . . . 32
(j) Job Creation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..32
(k) Preference for Ohio Goods and Services. . . . . . . . . . . . . . . . . . 32
Section 7.5 Negative Covenants of the Company. . . . . . . . . . . . . . . .  32
(a) Maintain Existence. . . . . . . . . . . . . . . . . . . . . . . . . . .   32
(b) Transfer of Interests in the Company. . . . . . . . . . . . . . . . . .   32
(c) ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
(d) Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
(e) Sale and Encumbrance of Assets. . . . . . . . . . . . . . . . . . . . .   34
(f) Removal of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . .   .34
(g) Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
(h) Suspension of Operation. . . . . . . . . . . . . . . . . . . . . . . . .  34
(i) Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 7.6 Mechanics' and Other Liens. . . . . . . . . . . . . . . . . . .   34

ARTICLE VIII ASSIGNMENT, SELLING AND LEASING. . . . . . . . . . . . . . . .   35
Section 8.1 Assignment Sale or Lease by the Company. . . . . . . . . . . . .  35
Section 8.2 Pledge by the Director. . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . 36
Section 9.1 Event of Default . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 9.2 Remedies. . . . . . . . .. . .. . . . . . . . . . . . . . . . . . 37
Section 9.3 No Remedy Exclusive. . . . . . . . . . . . . . . . . . . . . . .  38
Section 9.4 Agreement to Pay Reasonable Attorneys' Fees and Expenses. . . . . 38
Section 9.5 No Additional Waiver Implied by One Waiver. . . . . . . . . . . . 39
Section 9.6 Waiver of Appraisement, Valuation, Etc. . . . . . . . . . . . . . 39

ARTICLE X REDEMPTION OF BONDS, PREPAYMENT OF LOAN. . . . . . . . . . . . . .. 40
Section 10.1 Redemption of Bonds . . . . . . . . . . . . . . . . . . . . . .  40
Section 10.2  Prepayment of Loan . . . . . . . . . . . . . . . . . . . . . .  40
Section 10.3 Option to Defease Bonds. . . . . . . . . . . . . . . . . . . . . 41

ARTICLE XI MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .   42
Section 11.1 Termination of Agreement. .. . . . . . . . . . . . . . . . . . . 42
Section 11.2 Amounts Remaining in Collateral Proceeds Account
and Primary Reserve Account. . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 11.3 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 11.4 Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 11.5 Extent of Covenants of the Director: No Personal Liability. . .  42
Section 11.6 Amendments, Chances and Modifications. . . . . . . . . . . . . . 42
Section 11.7 Execution Counterparts. . . . . . . . . . . . . . . . . . . . .  43
Section 11.8 Severability. . . . . . . . . . . . . . . . . . . . . . . . .  . 43
Section 11.9 Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 11.10 Governing Law. . . . . . . . . . . . . . . . . . . . . . . .. . 43

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 44

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-I

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1

EXHIBIT C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-1

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT made and entered into as of December 1,2002 between the Director of Development (the "Director") of the State of Ohio (the "State"), acting on behalf of the State, and Kahiki Foods, Inc., a corporation organized and existing under the laws of the State of Ohio (the "Company"), under the circumstances summarized in the following recitals (the capitalized terms used in the recitals being used therein as defined in Article I hereof):

     A. After making certain determinations pursuant to the Act, the Director is authorized, among other things, to lend money in the Facilities Establishment Fund to persons for the purpose of paying Allowable Costs of an Eligible Project.

     B. The Company has requested that the Director provide financial assistance for the Provision of the Project by providing the State Assistance to the Company subject to and in accordance with the terms' of this Loan Agreement.

     C. The Director has determined that the Project constitutes an Eligible Project and that the State Assistance to be provided pursuant to this Loan Agreement is appropriate under the Act and will be in furtherance and in implementation of the public policy set forth in the Act.

     D. The State Assistance to be provided pursuant to this Loan Agreement has been reviewed and approved by the Development Financing Advisory Council and the Controlling Board, pursuant to the Act.

     NOW, THEREFORE, in consideration of the premises and the representations and agreements hereinafter contained, the Director and the Company agree as follows (provided, that any obligation of the Director created by or arising out of this Loan Agreement shall not be a general debt on the part of the Director or the State but shall be payable solely out of the loan payments, revenues and other income, charges and moneys realized from this Loan Agreement):

                   [Balance of page intentionally left blank]

                                    ARTICLE I

                                   DEF1NITIONS

     Section 1.1 Use of Defined Terms. In addition to the words and tenns elsewhere defined in this Loan Agreement or by reference to the Security Documents or other instruments, the words and tenns set forth in Section 1.2 hereof shall have the meanings therein set forth unless the context or use expressly indicates a different meaning or intent Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms therein defined.

     Section 1.2  Definitions. As used herein:

     "Acquisition Date" means December 12, 2002.

     "Act" means Chapter 166, Ohio Revised Code, as from time to time amended.

     "Additional Payments" means the additional payments specified in Section
4.2 of this Loan Agreement.

     "Allowable Costs" means "allowable costs" of the Project within the meaning of the Act.

     "Application" means the Application of the Company submitted to the Director requesting the State Assistance.

     "Authorized Company Representative" means the person at the time designated to act on behalf of the Company by written certificate furnished to the Director and the Trustee, containing the specimen signature of such person and signed on behalf of the Company by an officer of the Company. Such certificate may designate an alternate or alternates.

     "Bonds" means the State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund), Series 2002-7 (Kahiki Foods, Inc. Project) (Tax-Exempt Bonds) authorized by the General Bond Order and the Series Bond Order.

     "Closing Date" means December 5, 2002, the date of execution and delivery of the Loan Documents.

     "Code" means the Internal Revenue Code of 1986, as amended, and references to the Code and Sections of the Code shall include relevant regulations and proposed regulations thereunder or under the Internal Revenue Code of 1954, as amended, and any successor provisions to such Sections, regulations or proposed regulations.

     "Collateral Proceeds Account" means the Series 2002-7 Collateral Proceeds Account, established pursuant to the General Bond Order and the Series Bond Order, in the Economic Development Bond Service Fund.

     "Commitment" means the letter from Director to the Company, dated October 28,2002, pursuant to which the Director, on behalf of the State, agrees to provide the State Assistance for the Project.

     "Company" means Kahiki Foods, Inc., a corporation organized and existing under the laws of the State of Ohio, and its successors and assigns.

     "Completion Date" means the date of completion of the Provision of the Project, as certified by the Company pursuant to Section 3.4 hereof.

     "Construction Period" means the period between the beginning of the Provision of the Project or the date on which this Loan Agreement is delivered to the Director, whichever is earlier, and the Completion Date.

     "Controlling Board" means the Controlling Board of the State.

     "Cost Certification" means a certification of the Company, as of a specified date, setting forth in reasonable detail the costs incurred and, if appropriate, to be incurred by the Company in completing the Provision of the Project, including a detail, by category, of all Allowable Costs.

     "Debt Service Account" means the Debt Service Account, established pursuant to the General Bond Order, in the Economic Development Bond Service Fund.

     "Determination of Taxability" shall have the meaning set forth in the Series Bond Order.

     "Development Financing Advisory Council" means the Development Financing Advisory Council of the State.

     "Director" means the officer of the State, appointed pursuant to Section
121.03 of the Ohio Revised Code, who administers and is the executive head of the Department of Development, the officer who by law performs the functions of that office, and any person acting on behalf of the Director of Development pursuant to any delegation permitted by law.

     "Economic Development Bond Service Fund" means the Economic Development Bond Service Fund created by Section 166.08(S) of the Act.

     "Eligible Investments" means Eligible Investments as defined in the Trust Agreement.

     "Eligible Project" means an "eligible project" within the meaning of the Act and, with respect to the State Assistance, means the Project.

     "Environmental Complaint" has the meaning set forth in Section 5.10(c) hereof.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental Law" means any federal, state, local, municipal, foreign, international, multinational, or other constitutions, laws, ordinances, principles of common law, regulations, statutes or1reaties designed to minimize, prevent, punish, or remedy the consequences of actions that damage or threaten the Environment or human health.

     "ERlSA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     "Event of Default" means any of the events described as an Event of Default in Section 9.1 hereof.

     "Facilities Establishment Fund" means the Facilities Establishment Fund created by Section 166.03 of the Act.

     "Federal Income Tax Compliance Agreement" means the Federal Income Tax Compliance Agreement by and among the Treasurer, the Trustee and the Company relating to the Bonds.

     "Final Cost Certification" means the Cost Certification dated as of the Completion Date.

     "First Half Account" shall have the meaning set forth in the General Bond Order.

     "Force Majeure" means, without limitation, (i) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or res1raints of any kind of the government of the United States or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; nuclear accidents; lightning; earthquakes; fires, hurricanes; tornadoes; storms, droughts; floods; arrests; restraint of government and people; explosions, breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or 1ransportation; or (ii) any cause, circumstances or event not reasonably within the con1rol of the Company.

     "General Bond Order" means the General Bond Order of the Treasurer, dated April!!, 1988, as the same may be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.

     "Governing Ins1ruments" means the Articles of Incorporation and the Code of Regulations of the Company.

     "Governmental Authority" means, collectively, the State, any political subdivision thereof, any municipality, and any agency, department, commission, board or bureau of any of the foregoing having jurisdiction over the Project.

     "Guarantor" means Michael C. Tsao, a natural person and resident of the State.

     "Guaranty" mean the Guaranty Agreement, dated as of December 1,2002, of the Guarantor given in favor of the Director, which unconditionally guarantees (subject to the terms therein) the obligations of the Company under this Loan Agreement.

     "Hazardous Discharge" has the meaning set forth in Section 5.10(c) hereof.

     "Hazardous Substance" means a hazardous substance as defined under the Comprehensive Emergency Response Compensation and Liability Act of 1980,42 D.S.C. ss.6901, as from time to time amended.

     "Hazardous Waste" means a hazardous waste as defined under the Resource Conservation and Recovery Act of 1976,42 D.S.C. ss.6901, as from time to time amended.

     "Independent Engineer" means an engineer or engineering firm or an architect or architectural firm qualified to practice the profession of engineering or architecture under the laws of the State and who or which is not an officer or a full time employee of the Company or any lessee of the Project.

     "Interest Rate For Advances" means (a) the interest rate borne by the Bonds; or (b) a rate which is one percent in excess of the prime or base interest rate then charged by the Trustee in its lending capacity as a bank, whichever is greater and lawfully chargeable.

     "Issuance Expense Account" means the Series 2002-7 Issuance Expense Account created in the Series Bond Order.

     "Loan Agreement" means this Loan Agreement, as from time to time amended or supplemented.

     "Loan Approval Documents" means, with respect to this Loan Agreement, the Resolution of the Development Financing Advisory Council dated September 30, 2002, the Approval of the Controlling Board dated October 28, 2002, and the Commitment.

     "Loan Documents" means this Loan Agreement and the Security Documents delivered to or required by the Director to evidence or secure the State Assistance.

     "Loan Term" or "Term" means the period commencing upon the date of this Loan Agreement and ending on the date on which all obligations of the Company he~eunder have been paid.

     "Market Conditions" means those conditions determined by the Director, with advice from the Federal Reserve Bank of Cleveland, that the Director shall consider, including the following:

     1. Two consecutive quarters of decline in manufacturing employment in the State as a whole or when possible by relevant manufacturing sector (employmentfigures will be those reported by the Ohio Bureau of Employment Services);

     2. A decline, as a whole or by relevant sector, in twelve (12) of the last thirty-six (36) months as detailed in the Federal Reserve's national industrial production index.

     3. A decline within the relevant sector of Standard and Poor's "Industrial outlook".

     "Mortgage" means the Open-End Leasehold Mortgage, Assignment of Rents and Leases and Security Agreement, of even date herewith, between the Company and the Director, pursuant to which the Company grants a first mortgage and security interest in the Project, and assigns any rents and leases to be derived therefrom to the Director to secure repayment of the State Assistance.

     "Net Proceeds," when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses incurred in the collection of such gross proceeds.

"Notice Address" means:

     (a) As to the Director: Department of Development Economic Development Finance Division P. O. Box 1001 28th Floor, 77 South High Street Columbus, OH 43216-1001 Attn: Office of Financial Incentives

                                       and

                                        Hemmer Spoor Pangburn DeFrank PLLC
                                        8044 Montgomery Road, Suite 624
                                        Cincinnati, OH 45246
                                        Attn: Richard D. Spoor, Esq.

     (b)                                As to the Company: Kahiki Foods, Inc.
                                        3004 E. 14th Avenue Columbus, OH 43219 .
                                        Attn: Mr. Michael C. Tsao

              With a copy to:           Carlile, Patchen & Murphy LLP
                                        366 E. Broad Street
                                        Columbus, OH 43219
                                        Attn: Andrew Federico, Esq

     (c) As to the Trustee: The Provident Bank Corporate Trust Dept. M.S. 654D Cincinnati, OH 45202
or such additional or different address, notice of which is given under Section
11.3 hereof.

     "Original Deposit" means $418,000, which amount (or the Reserve Letter of Credit in such amount) is to be delivered to the Trustee to become the Primary Reserve Account upon delivery of this Loan Agreement, in accordance with Section
4.4 hereof.

     "Permitted Encumbrances" means Permitted Encumbrances as defined in the Mortgage.

     "Petroleum" means petroleum as defined under the Resource Conservation and Recovery Act of 1976,42 U.S.C. ss.6901, as from time to time amended.

     "Plans and Specifications" means the plans and specifications or other appropriate documents describing the Project prepared by or at the direction of the Company.

     "Primary Reserve Account" means the Series 2002-7 Primary Reserve Account, established pursuant to the General Bond Order and the Series Bond Order, in the Economic Development Bond Service Fund.

     "Project" means, collectively, the Project Site, the Project Facilities and the Project Equipment, constituting an Eligible Project.

     "Project Equipment" means the equipment, machinery and other personal property described in Exhibit B hereto.

     "Project Facilities" means all buildings, structures, additions, improvements, appurtenances and hereditaments upon the Project Site.

     "Project Fund" means the Series 2002-7 Project Fund, established pursuant to the Series Bond Order.

     "Project Purposes" means the Provision of the Project Equipment and Project Facilities at the Project Site for use as a facility for the processing of frozen food products.

     "Project Site" means the real property described in Exhibit A attached hereto.

     "Provision" means, as applicable, the acquiring, constructing, reconstructing, rehabilitating, renovating, enlarging, installing, improving, equipping or furnishing of the Project.

     "Required Equity Contribution" means the contribution by the Company of $465,000.

     "Reserve Letter of Credit" means an irrevocable letter of credit, in form satisfactory to the Trustee, issued by a commercial bank organized under the laws of the United States of America or any state thereof and acceptable to the Director, which letter of credit may be drawn upon by the Trustee to provide funds for the Primary Reserve Account pursuant to Section 4.4 of this Loan Agreement. The Reserve Letter of Credit must permit drawings thereunder for a period of not less than one (1) year or until fifteen (15) days after the final maturity of the Bonds, whichever comes first.

     "Second Half Account" shall have the meaning set forth in the General Bond Order.

     "Security Documents" means, collectively, the Mortgage, the Guaranty, and any collateral documents, as from time to time amended or supplemented.

     "Series Bond Order" means Series Bond Order No. R7-02 of the Treasurer, dated November __, 2002 as the same day be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.

     "State" means the State of Ohio.

     "State Assistance" means the loan by the Director to the Company under the Ohio Enterprise Bond Program established pursuant to Section 166.08 of the Act in the total sum of the State Assistance Amount, to be disbursed pursuant to the Terms and Conditions to Disbursement.

     "State Assistance Amount" means the lesser of $4,180,000 or 90% of the total Allowable Costs of the Project, as determined by the Director in the Director's sole discretion pursuant to this Loan Agreement.

     "Supplement" means the Seventieth Supplemental Trust Agreement, dated as of December 1, 2002, between the Treasurer and the Trustee, of which the Series Bond Order is a part.

     "Terms and Conditions to Disbursement" means the terms and conditions which must be satisfied by the Company with respect to each request for disbursement of moneys from the Project Fund in order to obtain the Director's approval of such request for disbursement, which terms and conditions are set forth on Exhibit C attached hereto.

     "Toxic Chemicals" means toxic chemicals as defined under Title ill of the Superfund Amendments and Reauthorization Act of 1986 (Also cited as the Emergency Planning and Community Right-to-Know Act) 42 V.S.C. ss. 11001, as from time to time amended.

     "Treasurer" means the Treasurer of State of the State, or the officer who by law performs the functions of that office.

     "Trustee" means the trustee at the time serving as such under the Trust Agreement, initially The Provident Bank, Cincinnati, Ohio.

     "Trust Agreement" means the Trust Agreement, dated as of April 1, 1988, between the Treasurer and the Trustee, of which the General Bond Order is a part, as the same may be amended, modified or supplemented by any amendments or modifications thereof and any supplements thereto (including, but not limited to, the Supplement) entered into in accordance with the provisions thereof.

     Section 1.3 Certain Words and References. Any reference herein to the Director shall include those succeeding to the Director's functions, duties or responsibilities pursuant to or by operation of law or lawfully perfonning such functions. Any reference to a section or provision of the Constitution of the State or to the Act or to a section, provision or chapter of the Ohio Revised Code shall include such section, provision or chapter as from time to time amended, modified, revised, supplemented or superseded, provided that no such amendment, modification,. supplementation, revision or supersession shall alter the obligation of the Company to pay all the amounts payable hereunder on the terms provided herein. Except as it relates to the Guarantor, all references to "generally accepted accounting principles" shall have the meaning set forth in Statement on Auditing Standards No. 69 or any predecessor or successor pronouncement of the American Institute of Certified Public Accountants in effect for any applicable fiscal period.

     The terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this Loan Agreement; and the term "heretofore" means before, and the term "hereafter" means after, the date of delivery of this Loan Agreement Words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender.

                               [End of Article I]

                                   ARTICLE II

                        DETERMINATION AND REPRESENTATIONS

     Section 2.1 Detenninations of the Director. Pursuant to the Act and on the basis of the representations and other information provided by the Company, the Director has heretofore made certain determinations, including without limitation those set forth in the Loan Approval Documents, which are hereby confirmed and the Director hereby detennines that the financial assistance to be provided by the State pursuant to this Loan Agreement will conform to the requirements of the Act, including Sections 166.07 thereof, and will further implement the purposes of the Act by creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

     Section 2.2 Representations and Warranties of the Companv. The Company hereby represents and warrants that:

     (a) The Company is a corporation du1y organized and validly existing under the laws of the State and is qualified to do business in the State, and has all requisite power, as a corporation, to conduct the Company's business, as currently conducted, to own, or hold under lease, the Company's assets and properties and is du1y qualified to do business in all other jurisdictions in which the Company owns property and will remain so qualified and in good standing during the Loan Term.

     (b) The Company has full power and authority as a corporation to execute, deliver and perform the Loan Documents to which the Company is a party and to enter into and carry out the transactions contemplated hereby and thereby. Such execution, delivery and performance do not, and will not, violate any provision of current law applicable to the Company or the Governing Instruments of the Company and do not, and will not, conflict with or resu1t in a defau1t under any agreement or instrument to which the Company is a party or by which it or any property or assets of the Company is bound, except where the violation of current law or the conflict with or default under such agreement or instrument wou1d not materially impair the ability of the Company to perform its obligations under the Loan Documents or materially adversely affect the fmandal condition of the Company or the abilities of the parties to consummate the transactions contemplated by this Loan Agreement. The Loan Documents to which the Company is a party have, by proper action, been du1y authorized, executed and delivered and all necessary actions have been taken in order for the Loan Documents to constitute legal, valid and binding obligations of the Company.

     (c) The provision of financial assistance pursuant to the Loan Approval Documents and this Loan Agreement induced the Company to provide the Project, thereby, to the knowledge of the Company, creating new jobs and preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

     (d) The Provision of the Project will be completed by the Company, and the Project will be operated and maintained by the Company in the City of Gahanna and in the County of Franklin, Ohio in such a manner as to conform with all applicable Environmental Laws and zoning, planning, building and other governmental regulations imposed by any Governmental Authority and as to be consistent with the purpose of the Act, except where such nonconfonnity or inconsistency would not materially impair the ability of the Company to perform its obligations under the Loan Documents or materially adversely affect the financial condition of the Company or the ability of the parties to consummate the transactions contemplated by this Loan Agreement.

     (e) The Company presently intends that the Project will be used and operated in a manner consistent with the Project Purposes in the City of Gahanna and the County of Franklin, Ohio until the end of the Loan Term, and the Company knows of no reason why the Project will not be so operated.

     (f) There are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company or the Project which, if adversely detennined, would individually or in the aggregate materially impair the ability of the Company to perform any of its obligations under the Loan Documents or materially adversely affect the financial condition of the Company.

     (g) The Company is not in default under any of the Loan Documents or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness, and no event has occurred which by notice, the passage or both would constitute any such event of default, except for such defaults that do not materially impair the ability of the Company to perform its obligations under the Loan Documents or materially adversely affect the financial condition of the Company or the abilities of the parties to consummate the transactions contemplated by this Loan Agreement.

     (h) The Project Site is zoned by the City of Gahanna, in the County of Franklin, Ohio under zoning regulations which permit the Provision of the Project thereon in accordance with the Plans and Specifications and the operation of the Company's business thereon; and all utilities, including water, storm and sanitary sewer, gas, electric and telephone, and rights of access to public ways are available or will be provided to the Project Site in sufficient locations and capacities to meet the requirements of operating the Project and of any applicable Governmental Authority.

     (i) The Company has made no contract or arrangement of any kind, other than the Loan Documents, which has given rise to, or the performance of which by the other party thereto would give rise to, a lien or claim oflien on the Project or other collateral covered by the Loan Documents, except Permitted Encumbrances.

     (j) No representation or warranty made by the Company contained in any of the Loan Approval Documents or the Loan Documents, and no statement contained in any certificate, schedule, financial statement or other instrument furnished to the Director by or on behalf of the Company including, without limitation, the Application; contains as of the date thereof any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     (k) All proceeds of the State Assistance shall be used for the payment of Allowable Costs relating to Provision of the Project. No part of any such proceeds shall be knowingly paid to or retained by the Company or any partner, officer, shareholder, director or employee of the Company as a fee, kick-back or consideration of any type. The Company has no identity of interest with any supplier, contractor, architect, subcontractor, laborer or materialman performing work or services or supplying materials in connection with the Provision of the Project.

     (l) The Company shall provide the Required Equity Contribution by the Closing Date.

     (m) No Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum has been discharged, dispersed, released, stored or treated at the Project Site. No Hazardous Waste, Toxic Chemical or Petroleum will be discharged, dispersed, released, stored or treated at the Project Site, except for such use and storage of any Hazardous Substance, Hazardous W aste, Toxic Chemical or Petroleum which may be utilized and stored on the Project Site by the Company in the ordinary course of its business operations in compliance with Environmental Laws. No asbestos or asbestoscontaining materials have been or will be installed, used or incorporated into any buildings, structures, additions, improvements, facilities, fixtures or installations at the Project Site, or disposed of on or otherwise released at or from the Project Site. No underground storage tanks are located at the Project Site. No investigation, administrative order, consent order and agreement, litigation or settlement under any Environmental Law with respect to any Hazardous Substance, Hazardous Waste, Toxic Chemical, Petroleum, asbestos or asbestos-containing material is in existence, or, to the best of the Company's knowledge, is proposed, threatened or anticipated with respect to the Eligible Project. The Eligible Project is in compliance with all applicable Environmental Laws, and the Company has not received any notice from any entity, Governmental Authority, or individual claiming any violation of, or requiring compliance with any Environmental Law. The Company has not received any request for information, notice of claim, demand or other notification that the Company may be responsible for a threatened or actual release of any Toxic Chemical, Hazardous Substance, Hazardous Waste, Petroleum, asbestos or asbestos-containing material or for any damage to the environment or to natural resources. No "clean-up" of the Project has occurred pursuant to any applicable Environmental Laws which would give rise to (i) liability on the part of any person, entity or association to reimburse any Governmental Authority for the costs of any such" clean-up," or (ii) a lien or encumbrance on the Project.

     (n) Upon completion of the Provision of the Project, the Company will have good and marketable title to the Project, subject in all cases to no lien, charge, condition, restriction, encumbrance, easement or agreement, including, without limitation, parking agreements, encroachment agreements, access easements, service agreements or other similar agreements affecting the Project, except as created by or otherwise permitted by the Loan Documents.

                               [End of Article II]

                                   ARTICLE III

                   COMMENCEMENT AND COMPLETION OF THE PROJECT

     Section 3.1 Provision of the Proiect The Company (a) has commenced or shall promptly hereafter cause the Provision of the Project; (b) shall pay all expenses incurred in the Provision of the Project from funds made available therefor in accordance with this Loan Agreement or from other sources; and (c) shall demand, sue for, levy and recover all sums of money and debts which may be due and payable under the terms of any contract, order, receipt, guaranty, warranty, writing or instruction in connection with the Provision of the Project and will enforce the terms of any contract, agreement, obligation, bond or other performance security with respect thereto.

     The Company confirms the Company's agreement in the Commitment that all wages paid to laborers and mechanics employed on the Provision of the Project shall be paid, as required by Chapter 4115 of the Ohio Revised Code at the prevailing rates of wages of laborers and mechanics for the classes of work called for by the Project, which wages shall be determined in accordance with the requirements of Chapter 4115 of the Ohio Revised Code for determination of prevailing wage rates; provided, that if the Company undertakes, as part of the Project, work to be performed by the Company's regular bargaining unit employees who are covered under collective bargaining agreements, which were in existence prior to the date of the Commitment, the rate of pay provided under the applicable collective bargaining agreement may be paid to such employees.

     Section 3.2 Deposits to the Proiect Fund. In order to provide funds for payment of a portion ofthe Allowable Costs of the Project, the Director, upon delivery of this Loan Agreement and satisfaction of the conditions set forth in
Section 3.8 hereof, shall cause to be deposited to the Project Fund the sum of $4,103,244.10.

     Section 3.3 Disbursements fTom the ProiectFund. The Treasurer has, in the Supplement, authorized and directed the Trustee to disburse the moneys in the Project Fund for Allowable Costs of the Project. Except as otherwise provided in this Loan Agreement, each payment from the Project Fund shall be made only upon
(A) the written direction of the Authorized Company Representative who shall certify with respect to each such payment: (i) that each item for which payment is requested is an Allowable Cost properly payable out. of the Project Fund in accordance with the terms and conditions of this Loan Agreement and none of the items for which the payment is proposed to be made has formed the basis for early payment theretofore made from the Project Fund, (ii) that each item for which payment is proposed to be made is or was necessary in connection with the Project and (iii) that, if applicable, the Company has received from each payee appropriate waivers of any mechanics' or other liens (or has provided indemnification in lieu thereof satisfactory to the Director) and (B) the written approval of the Director and the Director's inspector of the Project appointed by the Director in accordance with Section 3.6 hereof, which approval shall not be unreasonably withheld. The Director shall not be required to approve any request for disbursement of moneys from the Project Fund unless the Company has complied with all of the Terms and Conditions to Disbursement and this Agreement. Except for the disbursements to be made on the Closing Date, the Trustee shall be allowed a reasonable time, not to exceed fifteen (15) days, in view of the character of any installment or investments required to be liquidated for the purpose, for the making of any disbursement from the Project Fund authorized by this Section.

     Section 3.4 Establishment of Completion Date. The Provision of the Project involves the acquisition of an existing building on leased land and the renovation and equipping of said building. If applicable as hereinafter provided, the Completion Date shall occur not later than one (1) year after any damage or destruction to the Project if the Project is to be restored or rebuilt, and shall be evidenced to the Director and to the Trustee by a certificate signed by the Authorized Company Representative stating (i) the Completion Date, (ii) that all licenses and approvals, including a certificate of occupancy, for the Project required by any Governmental Authority have been obtained, (iii) that, except for amounts retained by the Trustee in the Project Fund for Allowable Costs of the Project not then due and payable, Provision of the Project has been completed in accordance with the Plans and Specifications and all labor, services, materials and supplies used in Provision of the Project have been paid for, (iv) all other facilities necessary in connection with the Project have been constructed, acquired and installed in accordance with the plans and specifications therefor and all costs and expenses incurred in connection therewith have been paid, (v) the Project Facilities and all other facilities necessary in connection with the Project have been constructed, acquired or installed, as the case may be, in such manner as to conform to all applicable zoning, planning, building, environmental and other regulations of the Governmental Authorities; provided that if any part of the construction or installation does not conform to such regulation, the certificate shall describe any such non-conformities and the actions being taken to remedy them, (vi) the Project Equipment, if any, (which shall be described in an exhibit attached to said certificate) has been installed to the Company's satisfaction, and as so installed is suitable and sufficient for the efficient operation of the Project for the Project Purposes, and (vii) all materially significant disputes, controversies or claims arising out of or in connection with the Provision of the Project have been resolved, satisfied or paid in full, as the case may be, except as otherwise disclosed in the certificate. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Company shall also deliver to the Director and to the Trustee a Final Cost Certification and completed forms AIA-G-702 and AIA-G-703. Any amount remaining in the Project Fund on the Completion Date, except for amounts which the Authorized Company Representative certifies to the Trustee as being required to pay Allowable Costs of the Project not then due and payable, shall be transferred by the Trustee to the Collateral Proceeds Account.

     Section 3.5 Company Required to Pav Costs in Event Proiect Fund Insufficient. If the Project is destroyed by fire or other casualty and is to be restored or rebuilt, in the event the moneys in the Project Fund available for payment of costs of the Project are not sufficient to pay the portion of the Allowable Costs contemplated by this Loan Agreement to be paid therefrom or if any other costs of the Project remain unpaid, the Company shall, nonetheless and irrespective of the cause of the insufficiency, for the benefit of the Director, complete the Project in accordance with the Plans and Specifications and pay all costs of such completion in full. The Director does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund which under the provisions of this Loan Agreement will be available for payment of the Allowable Costs of the Project will be sufficient to pay the portion of the Allowable Costs contemplated to be paid therefrom. The Company agrees that if after exhaustion of the moneys in the Project Fund the Company should pay any portion of the said costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Director or the Trustee, nor shall it be entitled to any diminution in or postponement of the loan payments payable under Section 4.2 or
Section 4.3 hereof. The Company shall also pay all costs incident to the State Assistance, including insurance premiums and escrow fees. The Company shall defend, indemnify and hold the

Director and any officials, employees, agents or representatives of the Director or the State harmless against any and all loss, cost, expense, claims or actions arising out of or connected with the execution and delivery of the Loan Documents and the preparation of documents relating to the disbursement of the State Assistance, including all aforementioned costs and expenses, regardless of whether or not the disbursement of the State Assistance shall actually occur. The provisions of this Section shall survive the termination of this Loan Agreement until the expiration of the Loan Term.

     Section 3.6 Plans and Specifications: Inspections. If the Project is to be rebuilt or restored after damage, at the Director's option, the Director may designate an employee or officer of the State or may retain, at the Company's expense and with the Company's prior approval, an architect, engineer, appraiser or other consultant for the purpose of approving the Plans and Specifications, verifying costs and performing inspections of the Project as Provision of the Project progresses or reviewing any construction contracts and payment or performance bonds or other forms of assurance of completion of the Project. Such inspections, reviews or approvals. shall not impose any responsibility or liability of any nature upon the Director, the State or officers, employees, agents, representatives or designees of the Director or the State, or, without limitation, make or cause to be made any warranty or representation as to the adequacy or safety of the structures or any of their component parts or any other physical condition or feature pertaining to the Project. The Company shall, at the written request of the Director, make periodic reports (including, if required, submission of updated Cost Certifications) to the Director within 45 days after receipt of such written request concerning the status of completion and the expenditures for costs in respect thereof.

     The Company may revise the Plans and Specifications from time to time; provided, that no revision shall be made (a) which would change the Project Purposes to purposes other than those permitted by the Act, (b) without obtaining, to the extent required by law, the approval of any applicable Governmental Authority, and (c) without the written approval of the Director if such revision would change the amounts set forth in the most recently furnished Cost Certification. In any event, all revisions to the Plans and Specifications shall be promptly filed with the Director, upon request. Except as provided in the allowable amendments and revisions, the Company shall complete the Provision of the Project in accordance with the Plans and Specifications.

     Section 3.7 Investment ofProiect Fund. Primary Reserve Account or Collateral Proceeds Account. Any moneys held as part of the Project Fund, the Primary Reserve Account or the Collateral Proceeds Account shall be invested by the Trustee, upon the written or oral direction (but if oral, confirmed promptly in writing) of the Authorized Company Representative, in Eligible Investments.

     Section 3.8 Conditions to Deposit of the State Assistance. On the Closing Date the Director shall deposit the State Assistance to the Project Fund in accordance with Section 3.2 hereof, provided the Director shall have received the following on or before the Closing Date:

     (a) the Series Bond Order, duly executed;

     (b) the Supplement, duly executed;

     (c) the Bond purchase Agreement dated -,2002, among the Treasurer, the Director, the Company and the Underwriter relating to the sale of the Bonds, du1yexecuted;

     (d) a specimen of the dilly executed and authenticated Bonds;

     (e) such certificates, opinions and other documents as the Director shall reasonably request in connection with the issuance of the Bonds, including a Certificate of the Trustee acknowledging receipt of the State Assistance Amount;

     (f) this Loan Agreement, du1y executed;

     (g) the du1y executed and recorded Security Documents;

     (h) the Guaranty du1y executed;

     (i) A du1y executed Power of Attorney to effect wire transfers, if applicable;

     (j) evidence of the Required Equity Contribution and the Reserve Letter of Credit;

     (k) an environmental audit of the Project Site, in form and substance satisfactory to the Director and upon which the Director is entitled to rely;

     (l) if applicable, the prevailing wage rates for all laborers and mechanics, the name and identity of the prevailing wage coordinator and a list of all contractors and subcontractors, including their names and addresses, certified as true, correct and complete by the Company, and a Certificate of Compliance, certifying as to full compliance with Chapter 4115, Ohio Revised Code;

     (m) certification by the Company that (i) the Company's representations and warranties made in the Loan Approval Documents and Loan Documents remain true, accurate and complete as of the Closing Date in all material respects, (ii) no defaillt or event which, by notice, the passage of time or otherwise, wou1d constitute adefau1t, exists under the Loan Documents, (iii) that the value of the Project is, or upon completion will be, equal to or greater than the total amount of money expended in the Provision of the Project, and (iv) the aggregate amount of the State Assistance will not exceed 90% of the total Allowable Costs of the Project;

     (n) evidence of the liability and property insurance required by the Loan Documents;

     (o) evidence of availability and adequacy of utilities for the Project;

     (p) a Cost Certification of the Project as of the Closing Date;

     (q) certification by the Company that the Plans and Specifications, any construction contracts for the Project, and any payment and performance bonds or other forms of assurance of completion of the Project are available for review in accordance with Section 3.6 of this Loan Agreement;

     (r) the Company's Certificate of Good Standing as a corporation from the Secretary of State of the State dated within ten (10) days prior to the Closing Date;

     (s) certified copies of the resolutions of the Company authorizing execution and delivery of all documents with respect to the State Assistance and performance thereunder;

     (t) copies, certified by the Company to be true, correct and complete, of the Governing Instruments of the Company;

     (u) a commitment for title insurance payable to the Director as mortgagee in the amount of $2,300,000 (with mechanics lien and survey exceptions deleted) reasonably satisfactory to the Director;

     (v) a Key-Man Life Insurance Policy assigned to the Director in the amount of$750,000 insuring the life of Mr. Michael C. Tsao, the Guarantor;

     (w) evidence satisfactory to the Director that the Project Site is not located in a "Flood Hazard Area" as defined by the United States Department of Housing and Urban Development in the Flood Disaster Protection Act of 1973, as amended, or if the Project Site is located in a such flood-prone area, that appropriate flood insurance or other satisfactory measures have been taken to protect the Project from flood damage;

     (x) all licenses and permits required by any Governmental Authority with respect to the operation of the Project;

     (y) an opinion of the Company's counsel in form and substance reasonably satisfactory to counsel for the Director; and

     (z) a certificate of the Guarantor in form and substance reasonably satisfactory to the Director.

                              [End of Article III]

                                   ARTICLE IV

                         STATE ASSISTANCE AND REPAYMENT

     Section 4.1 State Assistance. The Director hereby lends to the Company the moneys transferred from the Facilities Establishment Fund to the Project Fund pursuant to the Supplement as the State Assistance for the purposes of financing a portion of the Allowable Costs of the Project. The Company hereby agrees to repay the State Assistance by making all of the payments provided for in Section
4.2 of this Loan Agreement.

     Section 4.2 Company Payments for the State Assistance. On the 15th of each month from December 15, 2003 through June 15, 2003, both inclusive, the Trustee will draw from the appropriate accounts funded from Bond proceeds, the sum of
(i) one-sixth (1/6) of the amount of interest on the Bonds which will be payable by the State on the next succeeding date on which such interest is due to be paid, (ii) one-twelfth (1/12) of the Trustees annual administration fee (as hereinbelow described), and (iii) one-twelfth (1/12) of the Director's annual administrative fees (as hereinbelow described). The Company shall make such loan payments on the 15th of each month from July 15,2003 through November 15, 2003, both inclusive.

     Not later than the fifteenth day of each month commencing December 15, 2003 and continuing thereafter until the principal and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Trust Agreement, the Company shall pay as loan payments for the State Assistance (A) the sum of (i) one-sixth (1/6) of the amount of interest on the Bonds which will be payable by the State on the next succeeding date on which such interest is due to be paid, and (ii) one-sixth (1/6) of the amount of principal of the Bonds which will be payable (whether at stated maturity or by redemption) by the State on the next succeeding date on which such principal is due to be paid. If the Company fails to make any payment required by this paragraph on the due date thereof with respect to the Bonds, the Trustee shall, to the extent that funds are available therefor, transfer to the Debt Service Account an amount equal to such payment from the Collateral Proceeds Account and, if the balance in the Collateral Proceeds Account is insufficient, from the Primary Reserve Account.

     If moneys are transferred from the Primary Reserve Account or the Collateral Proceeds Account to the Debt Service Account pursuant to the provisions of Section 14 of the General Bond Order, and if no Event of Default is then existing, the Company shall receive a credit against loan payments payable hereunder with respect to the Bonds, in inverse order of their maturity, in an amount equal to the amount so transferred.

     If no Event of Default is then existing and if the balance in the Primary Reserve Account is greater than or equal to the aggregate amount ofloan payments relating to the Bonds to become due and payable during the remaining Term of this Loan Agreement, the Company may direct the Trustee to apply moneys in the Primary Reserve Account to monthly Bond loan payments as they become due and, in such case and notwithstanding the provisions of Section 4.4 hereof, the Company shall not be required to deliver moneys to the Trustee to restore the balance in the Primary Reserve Account to an amount equal to the Original Deposit.

     Not later than the fifteenth day of each month, commencing July 15, 2003, the Company shall pay to the Trustee (i) an amount equal to one-twelfth (1/12) of the Trustee's annual administrative fee (which annual administrative fee shall be calculated at a rate of .12% of the principal amount of Bonds outstanding), constituting the fee of the Trustee in connection with its administration of the Project Fund, the Primary Reserve Account and the Collateral Proceeds Account, and (ii) to the Director an amount equal to one-twelfth (1/12) of the Director's annual administrative fee (which annual administrative fee shall be calculated at the rate of .125% of the outstanding principal amount of the Bonds) ("Additional Payments"). The Company and the Director acknowledge and agree that the Additional Payments are intended to reimburse the Department of Development for a portion of the cost of administering the Ohio Enterprise Bond Fund.

     Except for costs associated with the negligence or willful misconduct of the Director, the Company also agrees to pay to the Director reasonable expenses of the Director related to the Project and requested by the Company or required by this Loan Agreement or the Trust Agreement, or incurred in enforcing the provisions of this Loan Agreement or the Trust Agreement and which are not otherwise required to be paid by the Company under the terms of this Loan Agreement.

     In the event Company should fail to make any of the payments required in this Section 4.2, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon at the rate of the Interest Rate for Advances. If any payment required by the first paragraph of this Section 4.2 or of Section 4.4 hereof is not made by the first day of the month following the month in which such payment is due, the Company shall pay, in addition to such payment, a late payment charge of five percent (5%) of the amount of such payment.

     Section 4.3 Place of Payments. The loan payments provided for in the first paragraph of Section 4.2 hereof and the late payment charge provided for in the last paragraph of Section 4.2 hereof shall be paid directly to the Trustee at its principal corporate trust office for the account of the Director, and the Trustee shall deposit such payments in the Debt Service Account. Additional Payments shall be paid to the Trustee, who shall pay such amounts to the Director, not less frequently than monthly, for deposit in the First Half Account (if received by the Director between January 1 and June 30) or the Second Half Account (if received by the Director between July 1 and December 31) created in the Trust Agreement. The Additional Payments to be made to the Director under Section 4.2 hereof shall be paid directly to the Director for use as provided in such Section.

     Section 4.4 Primary Reserve Account. Upon delivery of this Loan Agreement and in accordance with the General Bond Order and the Series Bond Order, the Company shall deliver or cause to be delivered to the Trustee for deposit or credit to the Primary Reserve Account a sum of money equal to the Original Deposit (which sum may, to the extent provided for in the Series Bond Order, be derived from proceeds of the sale of the Bonds) or the Reserve Letter of Credit in the amount of the Original Deposit. In accordance with the provisions of the General Bond Order and the Series Bond Order, the Trustee shall transfer moneys from the Primary Reserve Account to the Debt Service Account (and shall draw on the Reserve Letter of Credit, if necessary in order to obtain such moneys) if
(a) the Company shall have failed to make a loan payment required by the first paragraph of Section 4.2 hereof, and (b) the balance in the Collateral Proceeds Account is insufficient to provide funds for such transfer.

     If, as a result of a transfer described in the immediately preceding paragraph, the balance in the Primary Reserve Account is less than the Original Deposit, the Trustee shall promptly notify the Company, by telephone and confirmed in writing, of the amount of such deficiency, and the Company shall, not later than ten (10) days after receipt of such notice, deliver to the Trustee for deposit or credit to the Primary Reserve Account moneys or the Reserve Letter of Credit in the amount of such deficiency.

     Pursuant to the Supplement, the Trustee is directed to draw on the Reserve Letter of Credit prior to its expiration for the full amount thereof and deposit the proceeds of such drawing in the Primary Reserve Account unless, not later than thirty (30) days prior to the expiration of the Reserve Letter of Credit, the Company shall have delivered to the Trustee a replacement Reserve Letter of Credit in the same amount as the expiring Reserve Letter of Credit, or evidence that the issuer of the Reserve Letter of Credit has extended the maturity thereof for a period of not less than one year (or to the final maturity date of the Bonds, if earlier).

     Pursuant to Section 14 of the General Bond Order, the Trustee shall, under the circumstances described in said Section 14, transfer moneys from the Primary Reserve Account to the Debt Service Account, and the Trustee shall draw on the Reserve Letter of Credit, if necessary, in order to obtain moneys to make such transfer.

     Section 4.5 Oblieation of the Company Hereunder Unconditional. The obligations of the Company to make the payments required in Sections 4.2 and 4.4 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional until such time as the principal of and interest and premium, if any, on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Trust Agreement and shall not be affected by any circumstances, including, but not limited to, any set off, counterclaim, recoupment, defense (other than payment itself) or other right which the Company may have against the Director or anyone else for any reason whatsoever or the failure to complete the Provision of the Project. The Company hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate or cancel this Loan Agreement except in accordance with the express terms hereof. Nothing contained in this Section shall be construed to .release the Director from the performance of any of the agreements on Director's part contained in this Loan Agreement; and in the event Director should fail to perform any such agreement on its part, the Company may institute such action against the Director as the Company may deem necessary to compel performance or recover the Company's damages for nonperformance so long as such action shall not impair the agreements on the part of the Company contained in this Section.

                               [End of Article IV]

                                    ARTICLE V

                        MAINTENANCE, TAXES AND INSURANCE

     Section 5.1 Maintenance anq Modifications of Project bv the Company. The Company agrees that during the Loan Term it will keep the Project including all appurtenances thereto and the equipment and machinery therein in good repair and good operating condition at the Company's own cost.

     The Company shall have the privilege of remodeling or making additions, modifications or improvements to the Project from time to time as it, in the Company's discretion, may deem to be desirable for its uses and purposes; provided, the Project is still used for the Project Purposes upon completion of remodeling, additions, modifications or improvements. The cost of such remodeling, additions, modifications and improvements shall be paid by the Company.

     Section 5.2 Removal of Project Equipment. The Company shall have the privilege from time to time of substituting machinery, equipment and related property for any Project Equipment, if any; provided that the machinery and equipment so substituted shall be of a value not materially less than the value of the machinery or equipment replaced and shall not make the Project unsuitable for the Project Purposes. Any such substitute machinery and equipment shall become part of the Project Equipment for purposes of the Mortgage. The Company shall promptly notify the Director and the Trustee of any substitutions of machinery or equipment, which notice shall include a description of the substituted machinery or equipment. The Company shall also have the privilege of removing any Project Equipment, without substitution therefor; provided, that the Company pays to the Director a sum equal to the then value of said Project Equipment, as determined by an Independent Engineer selected by the Company, and so long as any of the Bonds remain outstanding, the Company shall pay such amounts directly to the Trustee for deposit in the Collateral Proceeds Account and shall deliver to the Director and the Trustee a certificate signed by said Independent Engineer setting forth the value of said Project Equipment and stating that the removal of such equipment will not make the Project unsuitable for the Project Purposes.

     The Company may at any time while it is not in default under this Loan Agreement remove from the Project any machinery or equipment purchased and installed by it at the Project Site and not included as Project Equipment. In the event any such removal causes damage to existing buildings or structures, the Company shall restore the same or repair such damage at its sole expense.

     The Director agrees to execute and deliver such documents as the Company may properly request in connection with any action taken by the Company in conformity with this Section 5.2. The removal from the Project of any portion of the Project Equipment pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the amounts payable under Sections 4.2 or 4.4 hereof.

     Section 5.3 Indemnification by the Com{Janv. The Company shall indemnify and hold the Director, the Treasurer and the Trustee (including any member, officer, director or employee thereof) (collectively, the "Indemnified Parties") harmless against any and all claims, asserted by or on behalf of any person, firm or corporation, private or public, arising or resulting from, or in any way connected with (i) financing, acquisition, construction, installation, operation, use or maintenance of the Project (including, but not limited to, claims relating to compliance with Chapter 4115, Ohio Revised Code), (ii) any act, failure to act or misrepresentation by any person, finn, corporation or governmental authority in connection with the issuance, sale or delivery of the Bonds and (iii) any act, failure to act or misrepresentation by any other Indemnified Party in connection with, or in the performance of any obligation related to the issuance, sale and delivery of the Bonds or under this Loan Agreement, including all liabilities, costs and expenses, including reasonable counsel fees, incurred in any action or proceeding brought by reason of any such claim. In the event any action or proceeding is brought against any Indemnified Party by reason of any such claim, such Indemnified Party will promptly give written notice thereof to the Company. In case such notice shall be so given, the Company shall be entitled to participate at its own expense in the defense or, if it so elects, to assume at its own expense the defense of such claim, suit, action or proceeding, in which event such defense shall be conducted by counsel chosen by the Company and reasonably satisfactory to such Indemnified Party against whom such action or proceeding is pending; but if the Company shall elect not to assume such defense, it shall reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by such Indemnified Party. If at any time the Indemnified Party becomes dissatisfied with the selection of counsel by the Company, a new mutually agreeable counsel shall be retained at the expense of the Company. Each Indemnified Party agrees that the Company shall have the sole right to compromise, settle or conclude any claim, suit, action or proceeding against any of the Indemnified Parties. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ counsel in any such action at its own expense; and provided further that such Indemnified Party shall have the right to employ counsel in any such action and the fees and expenses of such counsel shall be at the expense of the Company if: (i) the employment of counsel by such Indemnified Party has been authorized by the Company, (ii) there reasonably appears that there is a conflict of interest between the Company and the Indemnified Party in the conduct of the defense of such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Company shall not in fact have employed counsel to assume the defense of such action. The Company shall also indemnify the Indemnified Parties ITom and against all costs and expenses, including reasonable counsel fees, lawfully incurred in enforcing any obligations of the Company under this Loan Agreement or any of the Security Documents. Anything herein to the contrary notwithstanding, the foregoing agreements by the Company to indemnify any Indemnified Party shall not apply to grossly negligent acts or acts of willful misconduct on the part of such Indemnified Party. The obligations of the Company under this Section shall survive the termination of this Loan Agreement and the Security Documents until the expiration of the Loan Term and shall be in addition to any other rights, including without limitation, rights to indemnity which any Indemnified Party may have at law, in equity, by contract or otherwise.

     Section 5.4 Taxes. Other Governmental Charges and Utility Charges. The Company shall pay, as the same respectively become due, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery, equipment or other property installed or brought by the Company therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the receipts, income or profits of the Director from the Project which, if not paid, may become or be made a lien on the Project or a charge on the revenues and receipts therefrom), and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project.

     Section 5.5 Insurance Required. The Company shall insure the Project in an aggregate amount equal to the replacement cost of the Project, but in any event not less than 110% of the aggregate principal amount of Bonds outstanding from time to time, against loss or damage by fire, boiler explosion, as well as such other risks as are covered by the endorsement commonly known as "extended coverage", plus vandalism and malicious mischief, in insurance companies authorized to issue such policies in the State. Any insurance policy maintained by the Company pursuant to this Section may provide that the policy does not cover the first $25,000 or less ofloss, or such greater amount as may (with due regard to insurance practices from time to time current with respect to buildings and equipment similar to the Project Facilities and the Project Equipment) be approved in writing by the Director, with the result that the Company is its own insurer to that extent. Any return of insurance premium or dividends based upon such premium shall be due and payable solely to the Company unless such premium shall have been paid by the Director or Trustee.

     As an alternative to the above, the Company may insure such property under a blanket insurance policy or policies which cover not only such property but other properties of the Company or its affiliates.

     During any Construction Period, the Company shall carry, or cause the contractor or contractors for the Project to carry, builders' risk insurance of such character and in such amount as is customarily carried on similar projects in the State.

     Section 5.6 Additional Provisions Respecting Insurance. Any insurance policy issued pursuant to Section 5.5 hereof shall be so written or endorsed as to make losses, if any, adjustable by the Company and payable to the Company and the Trustee, for the account of the Director; provided, any such insurance policy may be so written or endorsed as to make losses not in excess of$ 1 00,000 for each occurrence payable directly to the Company as hereinafter provided in Section 6.1. Each insurance policy provided for in Section 5.5 and
Section 5.8 hereof shall contain a provision to the effect that the insurance company shall not cancel the same without first giving written notice thereof to the Director and the Trustee at least thirty (30) days in advance of such cancellation, and the Company shall deliver to the Director and the Trustee duplicate copies or certificates of insurance pertaining to each such policy of insurance procured by the Company and shall keep such duplicate copies or certificates up to date.

     Section 5.7 Application oiNet Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of this Loan Agreement shall be applied as follows: (i) the Net Proceeds of the insurance required in Section
5.5 hereof shall be applied as provided in Section 6.1 hereof, and (ii) the Net Proceeds of the insurance required in Section 5.8 hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

     Section 5.8 Public Liabilitv Insurance. The Company agrees that it will carry public liability insurance with reference to its operations at the Project with one or more reputable insurance companies duly qualified to do business in the State, in minimum amounts of $1,000,000 for the death of or personal injury to one person and $3,000,000 for personal injury or death for each occurrence in connection with the Project and $500,000 for property damage of any occurrence in connection with the Project, with a deductible not to exceed $50,000. The Director and the Trustee shall be made additional insureds under such policies. The insurance provided by this Section 5.8 may be by blanket insurance policy or policies.

     Section 5.9 Advances. In the event the Company shall fail to maintain the full insurance coverage required by this Loan Agreement or shall fail to keep the Project in good repair and operating condition, the Director or the Trustee may (but shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same or may make such repairs or replacements as are necessary and provide for payment thereof; and all amounts so advanced therefor by the Director shall become an additional obligation of the Company to the Director, which amounts, together with interest thereon at the Interest Rate for Advances from the date thereof, the Company agrees to pay on demand.

     Section 5.10 Environmental Matters. Throughout the Loan T enn, the Company agrees that the Company shall:

     (a) (i) ensure that the Project Site remains in compliance with all Environmental Laws; and (ii) shall not place or permit to be placed any asbestos or asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum on the Project Site except as not prohibited by applicable law or appropriate Governmental Authorities;

     (b) maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance;

     (c) (i) employ in connection with the Company's use of the Project Site appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Project Site only at facilities and with carriers that maintain valid permits under any applicable Environmental Laws; and (iii) use the Company's best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, :trom all treatment, transport, storage or disposal facilities or operators employed by the Company in connection with the transport or disposal of any Hazardous Waste generated at the Project Site; in the event the Company obtains, gives or receives notice of any release or threat of release of a reportable quantity of any asbestos or asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum at the Project Site (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for infonnation or notification that the Company is potentially responsible for investigation or cleanup of environmental conditions at the Project Site, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Project Site or the Company's or Director's respective interests therein (any of the foregoing being hereinafter referred to as an "Environmental Complaint") from any person or entity, including the Ohio Environmental Protection Agency or the United States Environmental Protection Agency (any such person or entity being hereinafter referred to as the "Authority"), within five (5) business days, give written notice of same to the Director detailing facts and circumstances of which the Company is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such infonnation is to be provided solely to allow the Director to protect the Director's security interest in the Project Site and is not intended to create nor shall it create any obligation, responsibility or liability on the part of the Director with respect thereto.

     (d) promptly forward to the Director copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of any asbestos or asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum at any other site owned, operated or used by Company to dispose of any asbestos or asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum and shall continue to forward copies of correspondence between the Company and the Governmental Authority regarding such claims to the Director until the claim is settled. The Company shall promptly forward to the Director copies of all documents and reports concerning a Hazardous Discharge at the Project Site that the Company is required to file under any Environment Laws. Such information is to be provided solely to allow the Director to protect Director's security interest in the Project Site and is not intended to create nor shall it create any obligation, responsibility or liability on the part of the Director with respect thereto.

     (e) respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any person and to avoid subjecting the Project Site to any lien. If the Company shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or the Company shall fail to comply with any of the requirements of any Environment Laws, the Director may, but without the obligation to do so, for the sole purpose of protecting the Director's security interest in the Project Site: (A) give such notices or (B) enter onto the Project Site (or authorize third parties to enter onto the Project Site) and take such actions as the Director (or such third parties as directed by the Director) deems reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by the Director (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Interest Rate for Advances shall be paid upon demand by the Company and until paid shall be added to and become a part of the indebtedness created by the terms of this Loan Agreement and any other agreement between Director and Company;

     (f) promptly upon the written request of the Director from time to time, provide to the Director, at the Company's expense, an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of the Director, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential cost in connection with abatement, cleanup and removal of any asbestos, asbestos-containing material, Hazardous Substance, Hazardous W aste, Toxic Chemical or Petroleum found on, under, at or within the Project Site. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to the Director. If such estimates, individually or in the aggregate, exceed $25,000, the Director shall have the right to require the Company to post a bond, letter of credit or other security reasonably satisfactory to the Director to secure payment of these costs and expenses.

     (g) defend and indemnify the Director and hold the Director hannless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or incurred by the Director under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous

Discharge, the presence of any asbestos, asbestos-containing materials, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum affecting any of the Project Site, whether or not the same originates or emerges from the Project Site or any contiguous real estate, including any loss of value of the Project Site as a result of the foregoing.

     The Company's obligations described above in subsection (g) of this Section shall arise upon the discovery of the presence of any asbestos, asbestos-containing material, Hazardous Substance, Hazardous W aste, Toxic Chemical or Petroleum at the Project Site, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any asbestos, asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum.

     The Company's obligations and the indemnifications hereunder shall survive the termination of this Loan Agreement until the expiration of the Loan Term. Each lease of the Project entered into by the Company shall impose on the lessee thereunder the covenants set forth in this Section 5.10 with respect to such lessee's use of the Project.

     The Company further acknowledges and agrees that the Director may retain, at the Company's expense, an independent consultant to perform an overall environmental assessment and to prepare a report certifying that (a) the Project Site is not being used for, or threatened by, nor has ever been used for, or threatened by, the use, generation, treatment, storage or disposal of any asbestos or asbestos-containing material, petroleum or any hazardous or toxic chemical, material, substance or waste to which exposure is prohibited, limited or regulated by any Environmental Laws or which, even if not so regulated, is known to pose a hazard to the health or safety of the occupants of the Project Site or of property adjacent thereto, (b) if the Project Site has ever been used for or threatened by any such condition, the condition has been fully remedied in compliance with all Environmental Laws and, (c) the Company's environmental management practices are in compliance with all Environmental Laws. The overall environmental assessment may be done in three phases. The Company represents and warrants that the Company has the authority to grant, and hereby does grant, to the Director, the Director's agents, representatives, employees, consultants and contractors the right to enter the Project Site after the Company's acquisition of the Project and to perform such acts as are necessary to conduct such assessment.

                               [End of Article V]

                                   ARTICLE VI

                      DAMAGE, DESTRUCTION AND CONDEMNATION

     Section 6.1 Damage and Destruction. If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), the Project Facilities or Project Equipment shall be damaged or partially or totally destroyed by fire, floo~ windstorm, or other casualty, there shall be no abatement or reduction in the amounts payable by the Company under this Loan Agreement, an~ to the extent that the claim for loss resulting from such damage or destruction is not greater than $100,000, the Company (i) will promptly repair, rebuild or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not make the Project unsuitable for the Project Purposes, and (ii) will apply for such purpose so much as may be necessary of any Net Proceeds of insurance policies resulting from claims for such losses not in excess of $100,000 as well as any additional moneys of the Company necessary therefor. All Net Proceeds of insurance resulting from claims for any such loss not in excess of $100,000 shall be paid to the Company.

     If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), the Project Facilities or the Project Equipment shall be destroyed (in whole or in part) or damaged by fire, flood, windstorm or other casualty to such extent that the claim for loss resulting from such destruction or damage is in excess of $100,000, the Company shall promptly give written notice thereofto the Director and the Trustee. All Net Proceeds ofinsurance policies resulting from claims for such losses in excess of $100,000 shall be paid to and held by the Trustee in the Collateral Proceeds Account, whereupon, unless the Company shall have elected to exercise its option to prepay all amounts due under this Loan Agreement pursuant to the provisions of Section 1O.2(a) of this Loan Agreement,
(i) the Company will proceed to repair, rebuild or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not make the Project unsuitable for the Project Purposes, and (ii) the Trustee will disburse moneys in the Collateral Proceeds Account to or upon the direction of the Company for payment of the costs of such repair, rebuilding or restoration, either on completion thereof or, if the Company shall so request, as the work progresses. Any such disbursements shall be made pursuant to the procedures set forth in Section 3.3 of this Loan Agreement for disbursement of moneys in the Project Fun, including, but not limited to, the requirement that the Company obtain the written approval of the Director with respect to each disbursement. In the event the moneys in the Collateral Proceeds Account are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the Company nonetheless will complete the work and pay the costs thereof from its own resources. The Company shall not, by reason of the payment of such excess costs, be entitled to any reimbursement from the Director or any diminution in or postponement of the amounts payable under Section 4.2 or 4.4 of this Loan Agreement.

     Section 6.2 Eminent Domain. In the event that title to or the temporary use of the Project, or any part thereof, shall be taken under the exercise of the power of eminent domain by any Governmental Authority or by any person, firm or corporation acting under Governmental Authority, there shall be no abatement or reduction in the amounts payable by the Company under this Loan Agreement, and any Net Proceeds received from any award made in such eminent domain proceedings shall be paid to and deposited by the Trustee in the Collateral Proceeds Account and shall be applied by the Director or the Company in one or more of the following ways as shall be directed in writing by the Authorized Company Representative:

     (a) to the restoration of the improvements located on the Project Site to substantially the same condition as they existed prior to the exercise of said power of eminent domain;

     (b) to the acquisition, by construction or otherwise, by the Company of other improvements suitable for the Company's operation at the Project (which improvements shall be deemed a part of the Project); or

     (c) to the redemption of all of the Bonds pursuant to the Trust Agreement, together with accrued interest thereon to the date of redemption upon exercise of the option to prepay authorized by Section 1 0.2(b) of this Loan Agreement.

     Within ninety (90) days from the date of entry of a final order in an eminent domain proceeding granting condemnation, the Authorized Company Representative shall direct the Director and the Trustee in writing as to which of the ways specified in this Section the Company elects to have the Net Proceeds of the condemnation award applied. Any balance of the Net Proceeds remaining after such application shall be retained in the Collateral Proceeds Account.

                               [End of Article VI]

                                   ARTICLE VII

                                SPECIAL COVENANTS

     Section 7.1 No Warranty of Condition or Suitability. The Director does not make any warranty, either express or implied, as to the condition, workmanship, merchantability or capacity of the Project or any part thereof or as to its or any part's suitability or operation for the Project Purposes.

     Section 7.2 Right of Access to the Pr01ect. During the Loan Term, the Company agrees that the Director and any of the Director's duly authorized agents shall, upon reasonable prior notice, have the right during regular business hours and without interruption of daily business activities to enter upon the Project and to examine and inspect the same. The Company further agrees that the Director and the Director's duly authorized agents shall have such rights of access to the Project as may be reasonably necessary to cause to be completed the construction and installation provided for in Section 3.1 hereof, and thereafter for the proper maintenance of the Project in the event of failure by the Company to perform its obligations under Sections 3.1 or 5.1 hereof. Notwithstanding anything in this Section to the contrary, the Company shall not be obligated to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

     Section 7.3 Information Concerning Operations. During the Loan Term, at the request of the Director and, in any event, within seventy-five (75) days after the last day of each fiscal year of the Company begjnning with the fiscal year in which the Completion Date occurs, the Company shall furnish to the Director a report on Project operations setting forth the total number of employees then employed on the Project and such other employment, economic and statistical data concerning the Project as may reasonably be requested by the Director.

     Section 7.4 Affirmative Covenants of the Comvanv. Throughout the Term of this Loan Agreement, the Company shall:

     (a) Taxes and Assessments. Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the Company, the Company's income or any of the Company's property, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon the Company's property. Notwithstanding the preceding sentence, the Company may, at the Company's expense and after prior notice to the Director, by appropriate proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, assessments, governmental charges, levies and claims and during the period of contest, and after notice to the Director, may permit the items so contested to remain unpaid. However, if at any time the Director shall notify the Company that, in the opinion oflegal counsel satisfactory to the Director, by nonpayment of any such items the lien and security interest created by the Security Documents as to any part of the Project will be materially affected or the Project or any part thereof will be subject to imminent loss or forfeiture, the Company shall promptly pay such taxes, assessments, charges, levies or claims or make appropriate provisions to place sufficient funds in escrow or other arrangement approved by a court of competent jurisdiction so that such lien and security interest will not be adversely affected in any material way.

     (b) Maintain Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect the Company's existence, except as provided in subsection (a) of Section 7.5 hereof, the Company's current ownership and the Company's material rights and franchises.

     (c) Maintain Property. Maintain and keep the Company's property in good repair, working order and condition, and from time to time make all repairs, renewals and replacements which, in the opinion of the Company, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection shall prevent the Company from selling or otherwise disposing of any property whenever, in the good faith judgment of the Company, such property is obsolete, worn out, without economic value or unnecessary for the conduct of the business of the Company and provided, further that the Company shall comply with the Security Documents.

     (d) Maintain Insurance. Keep all of the Company's insurable property insured against loss or damage by fire and other risks, maintain public liability insurance against claims for personal injury, death, or property damage suffered by others upon, in or about any premises occupied by the Company; and maintali1 all such workers' compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company may be engaged in business. All insurance for which provision has been made in this subsection shall be maintained against such risks and in at least such amounts as such insurance is usually carried by persons engaged in the same or similar businesses, and, as applicable, with full replacement cost coverage, and all insurance herein provided for shall be effected and maintali1ed in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accordance with applicable law.

     (e) Furnish Information. Furnish to the Director:

              (i) Ouarterlv Reports. Within forty-five (45) days after the end of each quarterly period of each fiscal year of the Company, the internally compiled financial statements of the Company, including the balance sheet of the Company as at the end of such quarterly period, together with related statements of income and retained earnings (oraccumulated deficit) and changes in financial position for such quarterly period, setting forth in comparative form the corresponding figures as at the end of or for the corresponding quarter of the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to usual year-end audit adjustments, except that such financial statements need not contain the notes required by generally accepted accounting principles.

              (ii)Annual Financial Statements. Within one hundred twenty (120) days after the last day of each fiscal year of the Company (beginning with fiscal year 2003), the compiled annual audited financial statements of the Company, including the balance sheet of the Company as at the end of such fiscal year, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such fiscal year, setting forth in comparative form the corresponding figures as at the end of or for the previous fiscal year, all in reasonable detail and all audited by and accompanied by a certificate of, the Company's independent certified public accountants to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the Company's financial position at the close of such period and the results of its operations for such period.

              (iii) Certificate: No Default. With each of the financial statements required to be furnished pursuant to this Section, a certificate of the Company's chief executive officer or chief financial officer stating that (a) no Event of Default has occurred and is continuing and no event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing, or, if such an Event of Default or such event or circumstance has occurred and is continuing, a statement as to the nature thereof and the action which the Company proposes to take with respect thereto, and that (b) no action, suit or proceeding by the Company or against the Company at law or in equity, or before any Governmental Authority, is pending or, to the Company's knowledge, threatened, which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by this Loan Agreement or would materially and adversely affect the Company's business, operations, properties, assets or condition, all as of the date of such certificate, except as disclosed in such certificate.

              (iv) Other Information. Such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company as the Director may reasonably request, except that the Company shall not be obligated to provide access to any infonnation that it reasonably considers to be a trade secret or similar confidential information.

     (f) Deliver Notice. Forthwith upon learning of any of the following, deliver written notice thereof to the Director, describing the same and the steps being taken by the Company with respect thereto:

              (i) the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, or

              (ii)any action, suit or proceeding by the Company or against the Company at law or in equity, or before any Governmental Authority, instituted or, to the knowledge of the Company, threatened which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by this Loan Agreement, or would materially and adversely affect the Company's business, operations, properties, assets or condition, or

              (iii) the occurrence of a Reportable Event, as defined in ERISA, under, or the institution of steps by the Company to withdraw from, or the institution of any steps to terminate, any Plan, as defined Section 7.5(c) hereof, as to which the Company may have liability.

     (g) Inspection Rights. Permit the Director, or any agents orrepresentatives thereof, upon reasonable prior notice, during regular business hours and without interruption of daily business activities to examine and make copies of and abstract ITom the records and books of account of, the Company visit the properties of the Company, and discuss the general business affairs of the Company with any of its officers or shareholders. Notwithstanding anything in this Section to the contrary, the Company shall not be obligated to provide access to any information that it reasonable considers to be a trade secret or similar confidential information.

     (h) Zoning, Planning and Environmental Regulations. The Provision of the Project will be completed and the Project will be operated and maintained in such manner as to conform with all applicable zoning, planning, building, environmental and other applicable governmental regulations (orvariances thereITom) imposed by any Governmental Authority and as to be consistent with the purposes of the Act, except where such nonconformity or inconsistency would not materially impair the ability of the Company to perform its obligations under the Loan Documents or materially adversely affect the financial condition of the Company or the abilities of the parties to consummate the transactions contemplated by this Loan Agreement.

     (i) Use of Project Fund Moneys. All moneys disbursed ITom the Project Fund (except for any amounts transferred to the Collateral Proceeds Account pursuant to the terms of this Loan Agreement) shall be used for the payment of Allowable Costs relating to Provision of the Project. No part of any such moneys shall be knowingly paid to or retained by the Company or any partner, officer, shareholder, director or employee of the Company as a fee, kick-back or consideration of any type, except for compensation for services rendered and expenses incurred otherwise included in Allowable Costs.

     (j) Job Creation. The Company reasonably believes that the State Assistance will permit the Company to retain an estimated 70 jobs and employment opportunities and create an estimated 80 jobs and employment opportunities in the City ofGahanna in the County of Franklin, Ohio during the three-year period after the Acquisition Date.

     (k) Preference for Ohio Goods and Services. The Company will use its best efforts to purchase goods and services with respect to the Project from persons, partnerships and corporations located in the State.

     Section 7.5 Negative Covenants of the Company. Throughout the Term of this Loan Agreement, the Company shall not without the prior written consent of the
Director:

     (a) Maintain Existence. Sell, transfer or otherwise dispose of all, or substantially all, of the Company's assets, consolidate with or merge into any other entity, or permit one or more entities to consolidate with or merge into the Company; provided, however, that the Company may, without violating the agreement contained in this subsection, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into the Company, or sell, transfer or otherwise dispose of all, or substantially all, of the Company's assets and thereafter dissolve if: (i) the written consent of the Director is obtained (which consent shall not be unreasonably withheld);
(ii) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the obligations of the Company hereunder (if such surviving, resulting or transferee entity is other than the Company); and (iii) the surviving, resulting or transferee entity, as the case may be, is a corporation or limited liability company duly organized and validly existing under the laws of the State or duly qualified to do business therein, and has a net worth of not less than that of the Company immediately prior to such disposition, consolidation or merger, transfer or change ofform.

     (b) Transfer of Interests in the Comuany. Permit or cause any transfer, issuance or retirement of, or other transaction changing the ownership interest in the Company unless following such transfer, issuance or retirement the Guarantor retains directly or indirectly not less than 34.5% of the voting shares of the Company.

     (c) ERISA. Voluntarily terminate any employee benefit plan or other plan (a "Plan") maintained for employees of the Company and covered by Title IV of ERISA, so as to result in any material liability of the Company to the Pension Benefit Guaranty Corporation ("PBGC"), enter into any Prohibited Transaction (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) involving any Plan which results in any material liability of the Company to the PBGC, cause any occurrence of any Reportable Event (as defined in Title IV of ERISA ) which results in any material liability of the Company to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of the Company to the PBGC.

     (d) Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of the Company's obligations hereunder or under any instrument or document delivered or to be delivered by the Company hereunder or in connection herewith.

     (e) Sale and Encumbrance of Assets. Sell, pledge, assign, hypothecate or in any manner encumber any of the Company's assets, except purchase money security interest and except as otherwise expressly permitted by the Loan Documents.

     (f) Removal of Assets. Remove, transfer or transport any of the Company's assets ITom the Project Site, except the operation of motor vehicles, the shipment of goods in the ordinary course of business or as otherwise permitted by the Loan Documents.

     (g) Leasebacks. Enter into any arrangements, directly or indirectly, with any person, whereby the Company shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in the Company's business, in connection with the rental or lease of the property so sold or transferred or of other property which the Company intends to use for substantially the same purpose or purposes as the property so sold or transferred.

     (h) Suspension of Operation. Suspend or discontinue operation of the Project for a continuous period of ninety (90) days.

     Section 7.6 Mechanics' and Other Liens. The Company shall not suffer or permit any mechanics' or other liens to be filed or exist against the Project nor any part thereof, nor against the Project Fund or the Collateral Proceeds Account, by reason of work, labor, services, or materials supplied or claimed to have been supplied to, for or in connection with the Project or any part thereof or to the Company or anyone holding the Project or any part thereof through or under the Company. If any such liens shall at any time be filed, the Company shall, within one hundred twenty days (120) after notice of the filing thereofbut subject to the right to contest hereinafter set forth, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If the Company shall fail to cause such lien to be discharged, or to contest the validity or amount thereof, within the period aforesaid, then, in addition to any other right or remedy of the Director, the Director may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount paid by the Director shall be reimbursed by the Company to the Director on demand, and if not so reimbursed on demand shall be paid by the Company with interest thereof at the Interest Rate for Advances from the date of payment by the Director, which amounts the Company agrees to pay. Nothing in this Section shall require the Company to payor discharge any such lien so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, provided that the Company shall have delivered to the Director an opinion of counsel, selected by the Company and reasonably acceptable to the Director, to the effect that nonpayment of any such lien during the pendency of such contest will not adversely affect the priority of the liens of the Security Documents on right, title or interest in the Project.

                              [End of Article VII]

                                  ARTICLE VIII

                         ASSIGNMENT, SELLING AND LEASING

     Section 8.1 Assignment Sale or Lease by the Company. Except as otherwise permitted by Sections 5.2 or 7.5(a) hereof, the Company may not assign this Loan Agreement in whole or in part, sell or lease the Project in whole or in part or grant the right to occupy or use the Project, or any part thereof, to persons other than the Company, without the prior written consent of the Director.

     Section 8.2 Pledge by the Director. The Director has pledged any moneys receivable under or pursuant to this Loan Agreement (except for reimbursement of expenses and indemnification by the Company) to the Trustee pursuant to the Trust Agreement. The Company hereby consents to such assignment and pledge.

                              [End of Article VIII]

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

     Section 9.1 Event of Default. Each of the following shall be an "Event of Default":

     (a) Failure by the Company to pay when due any installment of principal, interest service fee, or any combination thereof under this Loan Agreement; or

     (b) The occurrence and continuation of an Event of Default under any of the other Loan Documents related to a failure in the payment of money; or

     (c) Failure by the Company to pay within ten (10) days of demand any amounts to be so paid to the Director under this Loan Agreement or the Loan Documents; or

     (d) Failure by the Company to observe and perform any term, covenant or agreement of this Loan Agreement or any other Loan Documents (other than as required pursuant to subsections (a), (b) and (c) above), and continuation of such failure for sixty (60) days after written notice thereof shall have been given to the Company by the Director, or for such longer period as the Director may agree to in writing; or

     (e) The occurrence and continuation of a default or event of default, whether relating to nonpayment of money or otherwise, on the part of the Company under any loan document or other debt instrument to which it is a party after notice thereof and the expiration of any grace or cure period relating thereto.

     (f) Any representation or warranty made by the Company or any of the Company's officers, herein or in any of the other Loan Documents or in any of the Loan Approval Document or in connection herewith or therewith shall prove to have been incorrect in any material respect when made; or

     (g) The Company shall fail to pay any indebtedness of the Company, or any interest or premium thereon, in excess of $100,000 when due (whether at scheduled maturity, by required prepayment, by acceleration, on demand or otherwise) and such failure shall continue after the applicable grace period, if any specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument, relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (h) The Company shall: (i) admit in writing the Company's inability to pay the Company's debts generally as such debts become due; (ii) (A) commence a voluntary case concerning the Company or (B) have an involuntary bankruptcy case commenced against the Company and have an order entered in any such case or have the case remain undismissed and unstayed for ninety (90) days; (iii) commence any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect and either have an order entered against the Company thereunder or remain undismissed or unstayed for ninety (90) days or there is commenced against the Company any such proceeding which remains undismissed or unstayed for ninety (90) days; (iv) the Company is adjudicated insolvent or bankrupt; (v) make a general assignment for the benefit of creditors; (vi) have a receiver, trustee or custodian appointed for the Company or for the whole or any substantial part of the Company's property or a receiver, trustee or custodian or any other officer or representative of the court or of creditors, or any court, government officer or agency shall take and hold possession of any substantial part of the Company's property; or (vii) any other action for the purpose of effecting the foregoing;

     (i) A judgment or order for the payment of money in excess of $100,000 shall be rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (j) Failure by the Company to meet the Company's minimum funding requirements under Section 301 et seq. of ERISA, with respect to any of its Plans;

     The foregoing provisions of subsection (d) only of this Section are subject to the following limitations: ifby reason of Force Majeure the Company is unable in whole or in part to perform or observe the Company's obligations under this Loan Agreement, other than the Company's obligation to make payments required hereunder, the Company shall not be deemed in default during the continuance of such inability, including a reasonable time for the removal of the effect thereof.

     The Company shall promptly give notice to the Direccor of the existence of an event ofF orce Majeure and shall use commercially reasonable efforts to remove the effect thereof; provided, that the settlement of strikes or other industrial disturbances shall be entirely within the reasonable business discretion of the Company.

     Section 9.2 Remedies. If an Event of Default shall have occurred and be continuing, the Director, at any time, at the Director's election, may exercise any or all or any combination of the remedies conferred upon or reserved to the Director under this Loan Agreement, any of the other Loan Documents or any instrument or document collateral thereto, or now or hereafter existing at law, or in equity or by statute. Subject to the foregoing, any or all of the following remedies may be exercised:

     (a) If the State Assistance has not been disbursed, termination of any and all of the Director's obligations under this Loan Agreement and the Commitment;

     (b) Declaration that the entire unpaid balance of all amounts owed to the Director are immediately due and payable, whereupon the same shall become immediately due and payable, without notice or demand, such notice or demand being expressly waived by the Company;

     (c) Direction to the Trustee, in writing, to transfer any amounts remaining in the Project Fund to the Collateral Proceeds Account;

     (d) Exercise of all or any rights and remedies as the Director may have under this Loan Agreement, any of the other Loan Documents or any instrument or document collateral thereto;

     (e) Inspection, examination and copying of the books, records, accounts and financial data of the Company, provided that the Company shall not be obligated to provide access to any information that it reasonably considers to be a trade secret or similar confidential information;

     (f) Exercise of any rights, remedies and powers the Director may have at law or in equity as may appear necessary or desirable to collect all amounts then due and thereafter to become due under this Loan Agreement and the other Loan Documents or any instrument or document collateral thereto or to enforce the performance and observance of any other obligation, agreement or covenant of the Company under the Loan Documents or any instrument or document collateral thereto, including, without limitation, as a secured party under the Commercial Code (as defined in the other Loan Documents) or other similar laws in effect; and

     (g) Take whatever action at law or in equity as may appear to the Director to be necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Loan Agreement.

     Any amounts collected pursuant to action taken under this Section shall be paid first into the Collateral Proceeds Account and applied in accordance with the provisions of the Trust Agreement or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Trust Agreement), then to all other amounts payable thereunder and under the Loan Documents, and [mally, if all such amount have been fully paid, as directed by the Company.

     Section 9.3 No Remedy Exclusive. No remedy conferred upon or reserved to the Director by this Loan Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement, each other Loan Document and any instrument or document collateral thereto or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Director to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly provided for herein or required by law.

     Section 9.4 Agreement to Pay Reasonable Attorneys' Fees and Expenses. If an Event of Default shall occur and the Director shall incur expenses, including reasonable attorneys' fees, in connection with the enforcement of this Loan Agreement, any of the other Loan Documents or any instrument or document collateral thereto or the collection of sums due thereunder, the Company shall reimburse the Director for the expenses so incurred upon demand. If any such expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate for Advances, shall, to the extent permitted by law, constitute additional indebtedness secured hereby and by the Trust Agreement and the Security Documents, and in any action brought to collect such indebtedness or enforce the Security Documents, the Director shall be entitled to seek the recovery of such expenses in such action.

     Section 9.5 No Additional Waiver Implied by One Waiver. No failure by the Director to insist upon the strict performance by the Company of any provision hereof shall constitute a waiver of the Director's right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

     Section 9.6 Waiver of Appraisement. Valuation. Etc. In the event the Company should default under any of the provisions of this Loan Agreement requiring payments by the Company, the Company agrees to waive, to the extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension or redemption laws now or hereafter in force, and all right of appraisement and redemption to which it may be entitled.

                               [End of Article IX]

                                    ARTICLE X

                     REDEMPTION OF BONDS; PREPAYMENT OF LOAN

     Section 10.1 Redemption of Bonds. The Director, at the written request at any time of the Company if the Bonds are then callable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Trust Agreement to effect redemption of all or part of the then outstanding Bonds, as may be specified by the Company, on the earliest redemption date on which such redemption may be made under such applicable provisions, if the Company shall then have deposited with the Trustee moneys sufficient to pay the principal of and premium, if any, and interest due or to become due on such redemption date with respect to the Bonds as to which such request is made. In addition, the Trustee may accelerate one Series 2002-7 Bonds (or shall accelerate upon the request of the registered owners of not less than 25% in aggregate principal amount of the outstanding Series 2002-7 Bonds) and shall require the Company to prepay the Loan as provided in Section 10.2 of this Loan Agreement.

     Section 10.2 Prepavment of Loan. The Company shall have, and is hereby granted, the option to prepay all amounts due hereunder prior to the expiration of the Term and prior to the full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), if any of the following shall have occurred:

     (a) The Project Facilities or the Project Equipment shall have been damaged or destroyed as set forth in Section 6.1 hereof (i) to such extent that they cannot be reasonably restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company is thereby prevented from carrying on its nonnal operations for a period of six (6) consecutive months.

     (b) Title to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any Governmental Authority, or person, finn or corporation acting under governmental authority (including such a taking or takings as results in the Company being thereby prevented from carrying on its nonnal operations therein for a period of six (6) consecutive months).

     To exercise such option, the Company shall, within ninety (90) days following the event authorizing the exercise of such option, give written notice to the Director, and to the Trustee if any of the Bonds shall then be unpaid, and shall specify therein the date of such prepayment, which date shall be not less than forty-five (45) nor more than ninety (90) days from the date such notice is mailed, and in case of a redemption of the Bonds in accordance with the provisions of the Trust Agreement shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption, in which arrangements Director shall cooperate. The prepayment amount payable by the Company, in the event of its exercise of the option granted in this Section or in the event mandatory prepayment is required as provided hereinafter, shall be the sum of the following:

              (i) An amount of money which, when added to (i) the moneys and investments held to the credit of the Collateral Proceeds Account and the Primary Reserve Account and (ii) the aggregate loan payments made by the Company and not theretofore applied to the payment of principal of or interest on the Bonds, will be sufficient pursuant to the provisions of the Trust

Agreement, to pay and discharge all then outstanding Bonds on the first possible date for redemption, plus

              (ii)An amount of money equal to the Trustee's fees and expenses, to the extent payable by the Company pursuant to this Loan Agreement, accrued and to accrue until such final payment and redemption of the Bonds, plus

              (iii) The sum of One Dollar ($1.00) to the Director.

In the event of the exercise of the option granted in this Section, any Net Proceeds of insurance or condemnation shall be paid to the Company, notwithstanding any provision of Section 6.1 and 6.2 hereof.

     The mutual agreements contained in this Section 10.2 are independent of, and constitute an agreement separate and distinct from, any and all provisions of this Loan Agreement and shall be unaffected by any fact or circumstance which might impair or be alleged to impair the validity of any other provisions.

     In addition, the Company shall be required to prepay the Loan in full, plus a premium equal to 2% of the principal amount thereof. immediately in the event that the Series 2002-7 Bonds are accelerated by the Trustee at the direction of the Director as provided in the Supplement.

     Section 10.3 Option to Defease Bonds. Provided no Event of Default has occurred and is existing, the Company may instruct the Trustee to apply any moneys on deposit in the Collateral Proceeds Account, together with any moneys furnished to the Trustee by the Company but not constituting payments due under
Article IV of this Loan Agreement, to any of the following purposes:

     (a) Purchase of Bonds in the open market at prices not greater than their fair market value;

     (b) Redemption of Bonds pursuant to the optional redemption provisions thereof; or

     (c) Defeasance of Bonds pursuant to Article IX of the Trust Agreement.

If the sum of the amounts in the Collateral Proceeds Account and the Primary Reserve Account, when added to the amount delivered by the Company to the Trustee for application in accordance with this Section, is sufficient to purchase for cancellation, optionally redeem or defease all of the outstanding Bonds, the Trustee shall, at the direction of the Company, apply moneys in the Primary Reserve Account for any of such purposes.

                               [End of Article X]

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.1 Termination of Agreement This Loan Agreement shall be in full force and effect ITom the date hereof until the end of the Loan Term, at which time the obligations of the Director and the Company hereunder shall terminate, provided that any obligations of the Company with respect to the payment of costs and expenses under this Loan Agreement shall survive such termination and continue in effect until such costs and expenses are paid.

     Section 11.2 Amounts Remaining in Collateral Proceeds Account and Primary Reserve Account. It is agreed by the parties hereto that any amounts remaining in the Collateral Proceeds Account or the Primary Reserve Account upon expiration or sooner cancellation or termination of this Loan Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement) and the fees, charges and expenses of the Trustee and all other amounts required to be paid hereunder, shall belong to and be paid to the Company by the Trustee as overpayment of loan payments.

     Section 11.3 Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed sufficiently given when mailed by registered or certified mail, postage prepaid, addressed to the recipient at the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Director, the Company, or the Trustee shall also be given to the others. The Company, the Director and the Trustee may, by notice given hereunder, change a Notice Address or designate any further addresses to which subsequent notices, certificates, requests or other communications shall be sent.

     Section 11.4 Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Director, the Company and their respective successors and assigns, subject, however, to the limitations contained in
Section 8.1 hereof, and subject to the further limitation, as set forth on page 1 of this Loan Agreement, that any obligation of the Director created by or arising out of this Loan Agreement shall not be a general debt of the Director or the State but shall be payable solely out of the proceeds derived from this Loan Agreement.

     Section 11.5 Extent of Covenants of the Director: No Personal Liabilitv. All covenants, stipulations, obligations and agreements of the Director contained in this Loan Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation, or agreement of any present or future Director in other than such Director's official capacity acting pursuant to the Act.

     Section 11.6 Amendments. Changes and Modifications. This Loan Agreement may not be amended, or supplemented except by an instrument in writing executed by the Director and the Company.

     Section 11.7 Execution Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

     Section 11.8 Severability. If any provision of this Loan Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other, provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable, provision, covenant, obligation or agreement were not contained herein. Such invalidity or unenforceability shall not affect any valid or enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

     Section 11.9 Captions. The captions or headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

     Section 11.10 Governing Law. This Loan Agreement shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of the State of Ohio.

                               [End of Article XI]


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



IN WITNESS WHEREOF, the Director and the Company have caused this Loan Agreement to be executed in their respective names by their duly authorized officers, all as of the date first above written.

                             DIRECTOR OF DEVELOPMENT
                             OF THE STATE OF OHIO, ACTING ON
                             BEHALF OF THE STATE

                             By: /s/

                             KAHIKI FOODS, INC.

                             By: /s/
                                  President (Title)


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



                                    EXHIBIT A
                                  Project Site

     Situate in the State of Ohio, County of Franklin, City of Gahanna and being a part of Lot No.7 of David Taylor's Subdivision of the Third Quarter, Township No.1, Range 16, United States Military Lands and being a part of that original
231.05 acre tract as conveyed to Elizabeth Pizzurro of record in Deed Book 1662, Page 303 and a part of that 6.296 acre tract as conveyed to The Broad Street Trading, Company of record in Deed Book 3018, Page 410 records of the Recorder's Office, Franklin County, Ohio and being more particularly described as follows:

     Beginning, for reference at a pointm the southerly line of Claycraft Road (60 feet in width) said,' point being located 30.00 feet easterly of (as measured at right angles) the centerline of Relocated Morrison Road as established by a survey made in 1967, by the Ohio Department of Highways of Relocated Morrison Road and Interstate Route No. 270 (FRA-270-28.30 N, FRA-317-1617) said beginning point also being in the centerline of Old Morrison Road;

     Thence S. 03 22' 57" E, a distance of 380.79 feet, along the centerline of Old Morris Road to the true point of beginning, said point being located N 03 22' 57" W, a distance of 70.31 feet, from the southwesterly corner of the aforesaid 6.296 acre tract.

     Thence N. 81 27' 08" E, a distance of 877.32 feet crossing the aforesaid
6.296 acre tract to a point in the easterly line of the aforesaid 6.296 acre tract and in the westerly line of a 3.128 acre tract as conveyed to M.M. B. Realty Company, of record in Deed Book 3444, page 172;

     Thence S 08 49'35" E, a distance of 602.19feet along the easterly line of the aforesaid 6.296 acre tract and the westerly line of the aforesaid 3.128 acre tract and crossing the aforesaid original 231.05 acre tract to a point and (passing the southeasterly corner of the aforesaid 6.296 acre tract and the southwesterly corner of the aforesaid 3.128 acre tract at a distance of 70.00 feet);

     Thence S 80 00'20" W, a distance of 1064.77 feet crossing the aforesaid
231.05 acre tract to a point in the proposed easterly right-of-way line of Relocated Morrison Road; (passing an iron pin at 1046.01 feet);

     Thence with a curve to the right having a radius of 614.42 feet, a central angle of 12 44' 06", the chord to which bears N 01 45' 00" W, a distance 136.28 feet along said proposed line of Relocated Morrison, Road to a point of tangency, said point being located 30.00 feet easterly of and at right angles to the centerline of the aforesaid Relocated Morrison Road as established by a Survey made in 1967, by the Ohio Department of Highways of Relocated Morrison Road and Interstate Route No. 270 (FRA-270-28.30 N, FRA-317-16.67); , "

     Thence N 04 37' 04" E, a distance, of 507.07 feet along the proposed easterly right-of-way line of the aforesaid Relocated Morrison Road and being
30.00 feet easterly of and parallel to the aforesaid centerline of Relocated Morrison Road to a point; " '

     Thence N 81 27' 08" E, a distance of 52.56 feet to the true point of beginning and containing 14.169 acres, more or less, subject to all easements, restrictions and rights-of-way of record.


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



                                    EXHIBIT B


The fixtures and equipment located at 1100 Morrison Road, Gahanna, Ohio, including but not limited to, build-in appliances, heating, ventilating, airconditioning (HVAC) and humidifying equipment and their control apparatus; stationary tubs; pumps; water softening equipment; roof antennae; attached wall-to-wall carpeting and attached floor coverings, curtain rods and window coverings including draperies and curtains; attached mirrors; light, bathroom and lavatory fixtures; storm and screen doors and windows, awnings, blinds and window air conditioners, whether now in or on the premises or in storage; garage door openers and controls; attached fireplace equipment; security systems and controls; smoke alarms; satellite TV reception system and components; all exterior plants and trees; and pallet racks as installed or erected.

All other personal property, machinery, apparatus, furniture, equipment and other property which will be financed from the proceeds of the Bonds, together with all replacement, additions and renewals thereof, whether located at the Project Site or otherwise.


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



                                    EXHIBIT C

            TERMS AND CONDITIONS TO DISBURSEMENT OF STATE ASSISTANCE

Part I - Disbursements of State Assistance for costs of construction of the Project

     No disbursement, be it the initial disbursement or any subsequent disbursement, need be approved by the Director until the following conditions have been fully performed to the satisfaction of the Director, and to the extent that the Director shall, in its sole discretion, waive any of the following conditions with regard to anyone or more disbursements, said conditions may be reinstated as to any and all-subsequent disbursements:

     (a) The Director shall be provided a "metes and bounds" survey of the Property, certified to the Director and title insurance company by a licensed surveyor acceptable to the Director with adequate errors and omissions insurance, showing, through the use of course bearings and distances, the boundaries of the Property and location of any improvements in relation thereto and all dimensions thereof, and all easements, set-back lines, deviations between survey lines and title lines, rights of way, encroachments, bench marks, etc. The survey must contain a full legal description of the Property, certification of square footage or acreage, certification of absence of flood hazard and identification of adjacent and contiguous streets as well as measurement to the nearest intersection or other adequate checkpoint.

     (b) The Company shall submit evidence that the Project and all planned imrrovements and intended uses will fully comply with all applicable deed restrictions, laws, regulations, and zoning requirements. The Company covenants that zoning at closing of the State Assistance may not be appealed, and that there are no pending proceedings, either administrative, legislative, or judicial, which would in any manner adversely affect that status of zoning with respect to the Project or any part thereof. The Director shall also be provided with copies of all building permits, operating permits, licenses, consents and approvals, which building permits, operating permits, licenses, consents and approvals shall be conditionally assigned to the Director. The Project and all improvements shall thereafter be constructed in accordance with generally accepted engineering and architectural principles and practices and in compliance with all applicable deed restrictions, laws, and governmental regulations including, without limitation, all federal, state, and local environmental requirements specified by statute or impact study.

     (c) The Director shall be provided with an AL T A loan title insurance commitment prior to closing, and an AL T A loan title insurance policy upon closing, in an amount satisfactory to the Director issued by a company satisfactory to the Director and with such coinsurance as the Director may require. Said policy shall insure the Mortgage as the first lien on the Project subject only to Permitted Encumbrances and shall be issued without survey and mechanics lien exceptions and containing only such other exceptions as the Director shall approve. If the policy contains a pending disbursements clause, such clause must be (degree)in a form acceptable to the Director. Should the title insurance commitment contain exceptions for blanket easements which cannot be located by the surveyor, the Company shall locate the easements through their respective owners in order to have them plotted on the surveyor eliminated as exceptions in the title insurance policy. Prior to closing, the Company shall execute a no-lien affidavit in favor of the Director and title insurance company.


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


Prior to each disbursement, if applicable, the Company shall furnish the Director and the title insurance company lien waivers of all contractors, subcontractors and materialmen performing work on or furnishing materials to the Project through the time of the disbursement.

Part IT - Disbursements of State Assistance for Project Equipment

     (a) The Director shall have verified that the items of equipment for which disbursement is being requested (a) conform, in description, to the Project Equipment described in the Exhibit B hereof; and (b) have been installed at the Project Site.

     (b) If disbursement is requested to reimburse the Company for Allowable Costs paid by the Company, the Company shall have furnished the Director with evidence that such costs have been paid to the equipment suppliers.

     (c) If disbursement is to be made directly to an equipment supplier, the Company shall have furnished the Director with supplier invoices evidencing the amount due.



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